Exhibit 99.2

1 NASDAQ: RILY First Quarter 2023 Supplemental Financial Data May 4, 2023

Reconciliation of U.S. GAAP to Non-GAAP Measures

(Unaudited, dollars in thousands)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Adj. EBITDA and Operating Adj. EBITDA Reconciliation					
Net (loss) income attributable to B. Riley Financial, Inc.	$ (10,062)	$ (140,159)	$ 47,837	$ (57,445)	$ 17,155
EBITDA Adjustments:					
(Benefit from) provision for income taxes	(3,695)	(52,513)	16,350	(23,998)	7,919
Interest expense	30,436	31,764	34,587	44,399	47,561
Interest income	(67)	(500)	(686)	(1,482)	(2,574)
Share based payments	17,013	14,202	14,613	15,312	13,746
Depreciation and amortization	7,848	7,961	10,717	13,443	13,077
Restructuring charge	—	—	8,016	995	93
Gain on extinguishment of loans	(1,102)	—	—	—	—
Transactions related costs and other	291	3,468	10,003	(5,264)	(2,146)
Total EBITDA Adjustments	50,724	4,382	93,600	43,405	77,676
Adjusted EBITDA	**$ 40,662**	**$ (135,777)**	**$ 141,437**	**$ (14,040)**	**$ 94,831**
Operating EBITDA Adjustments:					
Trading loss (income) and fair value adjustments on loans	19,278	117,763	6,917	58,670	(51,568)
Realized and unrealized losses (gains) on investments	49,112	106,164	(19,071)	64,874	28,442
Other investment related expenses	(24,865)	(13,930)	(23,039)	(7,697)	8,421
Total Operating EBITDA Adjustments	43,525	209,997	(35,193)	115,847	(14,705)
Operating Adjusted EBITDA	**$ 84,187**	**$ 74,220**	**$ 106,244**	**$ 101,807**	**$ 80,126**

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Quarterly Operating Revenue and Operating Adjusted EBITDA

Operating Revenue and Operating Adjusted EBITDA [(1)(3)(5)(6)]



Operating Revenue
Operating Adj. EBITDA
$266.1M
$84.2M
$257.4M
$74.2M
$319.0M
$106.2M
$440.8M
$101.8M
$380.5M
$80.1M
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023

Quarterly Revenue and Adjusted EBITDA

(Dollars in thousands)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Operating Revenue [(1)]	$ 266,118	$ 257,384	$ 319,034	$ 440,762	$ 380,522
Investment Gains (Loss) [(2)]	(19,278)	(117,763)	(6,917)	(58,670)	51,568
Total Revenue	$ 246,840	$ 139,621	$ 312,117	$ 382,092	$ 432,090

	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Operating Adjusted EBITDA [(3)]	$ 84,187	$ 74,220	$ 106,244	$ 101,807	$ 80,126
Investment Adjusted EBITDA [(4)]	(43,525)	(209,997)	35,193	(115,847)	14,705
Adjusted EBITDA [(5)(6)]	$ 40,662	$ (135,777)	$ 141,437	$ (14,040)	$ 94,831

1. Operating Revenue is defined as the sum of revenues from (i) Service and Fees, (ii) Interest Income - Loans and Securities Lending and (iii) Sales of Goods.
2. Investment Gains (Loss) is defined as Trading Income (Loss) and Fair Value Adjustments on Loans.
3. Operating Adjusted EBITDA is defined as Adjusted EBITDA excluding (i) Trading Income (Loss) and Fair Value Adjustments on Loans, (ii) Realized and Unrealized Gains (Losses) on Investments, and (iii) other investment related expenses.
4. Investment Adjusted EBITDA is defined as the sum of (i) Trading Income (Loss) and Fair Value Adjustments on Loans and (ii) Realized and Unrealized Gains (Losses) on Investments, less other investment related expenses.
5. Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, restructuring charge, share-based payments, gain on extinguishment of loans, impairment of tradenames, and transaction related and other costs.
6. For a reconciliation to GAAP financial measures, please see slide 2.

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Cash and Investments Summary

(Dollars in thousands)	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023
Cash and Cash Equivalents	$ 213,584	$ 216,098	$ 231,805	$ 268,618	$ 209,971
Restricted Cash	928	928	1,578	2,308	2,351
Due from/(to) Clearing Brokers, net	40,350	25,902	49,530	29,430	13,112
Advances Against Customer Contracts	200	200	200	200	200
Securities and Other Investments Owned					
Equity Securities	1,228,690	1,055,379	1,140,728	1,046,710	929,582
Corporate Bonds	10,508	8,231	6,761	8,539	65,470
Other Fixed Income Securities	3,681	2,321	8,649	3,956	5,248
Partnership Interests and Other	74,222	78,965	82,475	70,063	48,930
Securities Sold Not Yet Purchased	(7,498)	(5,403)	(17,751)	(5,897)	(7,806)
Loans Receivable, net of Loan Participations Sold	882,391	770,840	814,715	701,652	772,085
Other investments and deposits [(1)]	49,391	49,156	45,947	53,844	72,905
Noncontrolling interest [(2)]	(17,135)	(25,317)	(32,038)	(31,349)	(29,785)
Total Cash, Net Securities, and Other	$ 2,479,312	$ 2,177,300	$ 2,332,599	$ 2,148,074	$ 2,082,263

Debt Summary

(Dollars in thousands)	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023
Term Loans, net	$ 342,851	$ 367,815	$ 558,035	$ 572,079	$ 626,613
Revolving Credit Facility	80,000	80,000	74,700	127,678	139,463
Notes Payable	22,891	23,186	25,075	25,263	19,882
Senior Notes Payable, net	1,627,649	1,644,778	1,661,191	1,721,751	1,722,977
Total Debt	2,073,391	2,115,779	2,319,001	2,446,771	2,508,935
Total Cash and Investments, Net of Debt	**$ 405,921**	**$ 61,521**	**$ 13,598**	**$ (298,697)**	**$ (426,672)**

1. Other investments and investment related deposits reported in prepaid and other assets.
2. Noncontrolling interest related to investments reported in Securities and Other Investments Owned.

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Loans Receivable 36.4% Public Equity 28.1% 5 Private Equity 17.7% Cash and Restricted Cash 10.0% Partnership Interests and Other 3.8% Due from/(to) Clearing Brokers, net 0.6% Corporate Bonds and Fixed Income Securities 3.3% Composition of Cash and Investments Percentage by Asset Type – March 31, 2023 % of Total Gross Value ( Dollars in thousands) 10.0% $ 212,322 Cash and Restricted Cash 0.6% 13,112 Due from/(to) Clearing Brokers, net 28.1% 595,232 Public Equity (1)(2) 17.7% 375,635 Private Equity (1) 36.4% 772,085 Loans Receivable 3.3% 70,718 Corporate Bonds and Fixed Income Securities 3.8% 80,750 Partnership Interests and Other (1) 100.0% $ 2,119,854 Total 1. 2. Includes investments reported in prepaid and other assets. Includes $59 million equity positions held by B. Riley in managed account with gains and losses for client benefit

Consumer / Retail 19.6% Badcock 42.0% 6 Technology 19.2% Communication 12.6% Utilities 3.4% Other 3.2% Loans Receivables Summary Loans Receivable Balance Roll Forward – March 31, 2023 March 31, 2023 Capitalized Interest and Other Fair Value Adjustments Sales, Repayments, and Conversions Gross Loan Funding December 31, 2022 (Unaudited, dollars in thousands) $ 324,328 $ — $ (182) $ (138,877) $ 145,278 $ 318,109 Badcock Receivables, at Fair Value 447,757 1,181 43,458 (92,308) 111,883 383,543 Other Loans Receivable, at Fair Value $ 772,085 $ 1,181 $ 43,276 $ (231,185) $ 257,161 $ 701,652 Total Loans Receivable, at Fair Value Loans Receivable Balance by Sector – March 31, 2023 Summary Statistics of Other Loans Receivable 1 March 31, 2023 ( Dollars in thousands) $ 447,757 Total Fair Value $ 475,289 Total Principal 14 Number of Companies 24 Number of Loans $ 33,949 Average Principal per Name $ 31,983 Average Fair Value per Name 7% - 18% Interest Rate Range 0.9 years Average Duration 1. Excludes Badcock receivables.

Condensed Consolidated Balance Sheets 7 December 31, 2022 March 31, 2023 (Unaudited) (Dollars in thousands) $ 268,618 $ 209,971 Cash and cash equivalents 2,308 2,351 Restricted cash 48,737 19,145 Due from clearing brokers 1,129,268 1,049,230 Securities and other investments owned, at fair value 2,343,327 2,942,843 Securities borrowed 149,110 120,853 Accounts receivable, net 1,081 372 Due from related parties 701,652 772,085 Loans receivable, at fair value 460,696 491,872 Prepaid expenses and other assets 88,593 88,989 Operating lease right - of - use assets 27,141 27,577 Property and equipment, net 512,595 523,997 Goodwill 374,098 366,060 Other intangible assets, net 3,978 2,845 Deferred income taxes $ 6,111,202 $ 6,618,190 Total assets $ 81,384 $ 59,969 Accounts payable 322,974 263,335 Accrued expenses and other liabilities 85,441 84,019 Deferred revenue 29,548 34,274 Deferred income taxes 2,210 431 Due to related parties and partners 19,307 6,033 Due to clearing brokers 5,897 7,806 Securities sold not yet purchased 2,334,031 2,937,982 Securities loaned 99,124 100,075 Operating lease liabilities 25,263 19,882 Notes payable 127,678 139,463 Revolving credit facility 572,079 626,613 Term loans, net 1,721,751 1,722,977 Senior notes payable, net $ 5,426,687 $ 6,002,859 Total liabilities 178,622 174,967 Redeemable noncontrolling interests in equity of subsidiaries 446,514 381,185 Total B. Riley Financial, Inc. stockholders' equity 59,379 59,179 Noncontrolling interests 505,893 440,364 Total equity $ 6,111,202 $ 6,618,190 Total liabilities and equity

Consolidated Statements of Operations 8 Three Months Ended (Dollars in thousands, except share data) March 31, (Unaudited) 2022 2023 (As Restated) Revenues: $ 202,814 $ 235,559 Services and fees (19,278) 51,568 Trading income (loss) and fair value adjustments on loans 61,426 77,186 Interest income - Loans and securities lending 1,878 67,777 Sale of goods 246,840 432,090 Total revenues Operating expenses: 11,651 54,397 Direct cost of services 2,251 47,626 Cost of goods sold 175,199 212,627 Selling, general and administrative expenses — 93 Restructuring charge 11,766 32,424 Interest expense - Securities lending and loan participations sold 200,867 347,167 Total operating expenses 45,973 84,923 Operating income Other income (expense): 67 2,574 Interest income 7,861 13,204 Dividend income (49,112) (28,442) Realized and unrealized losses on investments 5,981 (209) Change in fair value of financial instruments and other 6,775 (10) (Loss) income from equity method investments (30,436) (47,561) Interest expense (12,891) 24,479 Income (loss) before income taxes 3,695 (7,919) (Provision for) benefit from income taxes (9,196) 16,560 Net income (loss) Net (loss) income attributable to noncontrolling interests 866 (595) and redeemable noncontrolling interests $ (10,062) $ 17,155 Net income (loss) attributable to B. Riley Financial, Inc. 2,002 2,012 Preferred stock dividends $ (12,064) $ 15,143 Net income (loss) available to common shareholders $ (0.43) $ 0.53 Basic income (loss) per common share $ (0.43) $ 0.51 Diluted income (loss) per common share 27,855,033 28,585,337 Weighted average basic common shares outstanding 27,855,033 29,513,435 Weighted average diluted common shares outstanding

Segment Financial Information 9 Three Months Ended March 31, (Dollars in thousands) 2022 2023 (Unaudited) (As Restated) Capital Markets segment: $ 61,223 $ 57,929 Revenues - Services and fees (19,800) 50,296 Trading income (loss) and fair value adjustments on loans 61,426 77,186 Interest income - Loans and securities lending 102,849 185,411 Total revenues (34,117) (65,711) Selling, general and administrative expenses (11,766) (32,424) Interest expense - Securities lending and loan participations sold (1,893) (1,256) Depreciation and amortization 55,073 86,020 Segment income Wealth Management segment: 76,957 48,542 Revenues - Services and fees 522 1,272 Trading income and fair value adjustments on loans 77,479 49,814 Total revenues (85,742) (47,322) Selling, general and administrative expenses — (33) Restructuring charge (1,833) (1,086) Depreciation and amortization (10,096) 1,373 Segment income (loss) Auction and Liquidation segment: 3,355 5,444 Revenues - Services and fees — 216 Revenues - Sale of goods 3,355 5,660 Total revenues (2,335) (3,128) Direct cost of services — (52) Cost of goods sold (1,820) (2,280) Selling, general and administrative expenses $ (800) $ 200 Segment income (loss) Three Months Ended March 31, 2022 2023 (As Restated) Financial Consulting segment: $ 25,936 $ 25,010 Revenues - Services and fees (20,943) (21,149) Selling, general and administrative expenses (81) (78) Depreciation and amortization 4,912 3,783 Segment income Communications segment: 30,087 85,052 Revenues - Services and fees 1,878 1,867 Revenues - Sale of goods 31,965 86,919 Total revenues (9,316) (44,733) Direct cost of services (2,251) (2,168) Cost of goods sold (8,245) (22,544) Selling, general and administrative expenses — (60) Restructuring charge (3,184) (6,631) Depreciation and amortization 8,969 10,783 Segment income Consumer segment: 4,557 4,309 Revenues - Services and fees 1 — 65,694 Revenues - Sale of goods 4,557 70,003 Total revenues — (45,406) Cost of goods sold (756) (20,112) Selling, general and administrative expenses (583) (2,839) Depreciation and amortization 3,218 1,646 Segment income $ 61,276 $ 103,805 Consolidated operating income from reportable segments 1. Excludes dividends from Hurley and Justice Brands.

Definition of US GAAP to Non - GAAP Financial Measures 10 Certain of the information set forth herein, including operating revenue, adjusted EBITDA, operating adjusted EBITDA, and investment adjusted EBITDA may be considered non - GAAP financial measures . B . Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of its business and its revenues and cash flow, (i) excluding in the case of operating revenues, trading income (loss) and fair value adjustments on loans, (ii) excluding in the case of adjusted EBITDA, net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, restructuring charge, gain on extinguishment of loans, impairment of trade names, stock - based compensation and transaction and other expenses, (iii) excluding in the case of operating adjusted EBITDA, aforementioned adjustments for adjusted EBITDA, as well as trading income (loss) and fair value adjustments on loans, realized and unrealized gains (losses) on investments , and other investment related expenses, and (iv) in the case of investment adjusted EBITDA this includes trading income (loss) and fair value adjustments on loans and realized and unrealized gains (losses) on investments, net of other investment related expenses, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP") . In addition, the Company's management uses these non - GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance, capital resources and cash flow . Non - GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non - financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies .